EXHIBIT 10.1
EXECUTION VERSION
FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT
          This FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT, dated as of August 7, 2007 (this “Amendment”), is made by and between GENERAL MOTORS CORPORATION, a Delaware corporation, and CLUTCH OPERATING COMPANY, INC., a Delaware corporation.
W I T N E S S E T H:
          WHEREAS, the parties hereto are parties to an Asset Purchase Agreement, dated as of June 28, 2007 (the “Purchase Agreement”); and
          WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (all capitalized terms used but not defined herein shall have the meanings specified in the Purchase Agreement):
     Section 1. Amendments to the Purchase Agreement.
          (a) Section 1.1 of the Purchase Agreement is hereby amended to add or restate the following definitions:
“Brazil Assets” means those Purchased Assets held physically in, possessed by the Sellers organized in, or otherwise related to the operations of the Business in, Brazil.
“Brazil Phase 3” means the time at which Buyer Brazil has been organized and has obtained all licenses, permits and certificates of authority or orders issued by any Governmental Entity necessary to conduct the Business in Brazil in substantially the same manner as such Business was conducted immediately prior to the Closing, which time shall be determined by written notice provided by the Buyer to GM (it being understood that such events shall be conclusively deemed to have occurred upon such written notice).
“Buyer Brazil” means the newly formed subsidiary of the Buyer to be organized under the Laws of Brazil for the purpose of, among other things, acquiring the Brazil Assets.
“China Deferred Purchase Price Amount” means an amount equal to Two Million Three Hundred Ninety Thousand Three Hundred Fifteen Dollars ($2,390,315).
“China Phase 3” means the time at which the WOFE has been organized and has obtained all licenses, permits and certificates of authority or orders issued by any Governmental Entity necessary to conduct the Business in China in substantially the same manner as such Business was conducted immediately prior to the Closing, which time shall be determined by written notice provided by the Buyer to GM (it being understood that such events shall be conclusively deemed to have occurred upon such written notice).
“China Post-Closing Fixed Assets” means those tangible Purchased Assets held physically in, possessed by the Sellers organized in, or otherwise related to the operations of the Business in, China, other than those such Purchased Assets that are raw materials, work in process and finished good inventories.
“GM Brazil” means General Motors do Brasil Ltda.
“GM’s China Entities” means, collectively, General Motors (China) Investment Company Limited, General Motors Warehousing and Trading (Shanghai) Co., Ltd. and General Motors China, Inc.
“India Stock” means all of the outstanding capital stock of Allison Transmission India Private Limited.
“Shanghai Lease Assignment” has the meaning set forth in Section 7.2(g).
“Shanghai New Lease” has the meaning set forth in Section 7.2(g).
“Sublease Agreement” has the meaning set forth in Section 7.19.
“WOFE” means the newly formed subsidiary of the Buyer to be organized under the Laws of China in the Wai Gao Qiao Free Trade Zone in Shanghai for the purpose of, among other things, acquiring the China Post-Closing Fixed Assets.
          (b) Section 2.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “Section 2.1 Purchase of Assets and Assumption of Liabilities.
          (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing:
               (i) the Buyer shall purchase from the Sellers, and the Sellers shall, and GM shall cause the other Sellers to, sell, transfer, assign, convey and deliver to the Buyer, the Purchased Assets (other than the China Post-Closing Fixed Assets and the Brazil Assets, which the Sellers shall not transfer or convey to any party other than the Buyer or its designee, except in a manner consistent with Schedule A of the Transition Services Agreement), free and clear of all Liens (other than Permitted Liens), and the Transferred Stock (other than the India Stock), free and clear of all Liens; and
               (ii) the Buyer shall assume and agree to pay, discharge and perform when due all of the Assumed Liabilities.

          (b) On the terms and subject to the conditions set forth in this Agreement, promptly upon the occurrence of China Phase 3, the WOFE shall purchase from the Sellers, and the Sellers shall, and GM shall cause the other Sellers to, sell, transfer, assign, convey and deliver to the WOFE, the China Post-Closing Fixed Assets, free and clear of all Liens (other than Permitted Liens).
          (c) On the terms and subject to the conditions set forth in this Agreement, promptly upon the occurrence of Brazil Phase 3, Buyer Brazil shall purchase from the Sellers, and the Sellers shall, and GM shall cause the other Sellers to, sell, transfer, assign, convey and deliver to Buyer Brazil, the Brazil Assets, free and clear of all Liens (other than Permitted Liens).
          (d) As soon as practicable following the Closing, the Buyer shall purchase, and GM shall cause the sale, transfer, assignment, conveyance and delivery to the Buyer of, the India Stock, free and clear of all Liens.”
          (c) Section 2.2(b)(ii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(ii) (A) any accounts and notes receivable contributed to GMTR pursuant to the Receivables Agreement and any related rights to payment therefor due to any Seller, (B) any accounts and notes receivable and other such claims for money due to any Seller from any other Seller or any of its Subsidiaries other than those arising from the sale of Automatic Transmissions to the Sellers by the Business (provided that any accounts and notes receivable and other such claims for money due arising from sales to any of GM’s China Entities or GM Brazil by any other Seller shall be Excluded Assets) and (C) any accounts and notes receivable and other such claims for money due to any of GM’s China Entities or GM Brazil from any third party or any other Seller arising from the rendering of services or the sale of goods or materials by the Business or other conduct of the Business prior to the Closing;”
          (d) Section 2.3(b) of the Purchase Agreement is hereby amended to change the “.” at the end of clause (x) into a “;” and to add the following clauses (xi) and (xii):
“(xi) any liabilities or obligations of Allison Transmission India Private Limited incurred prior to the time the India Stock is transferred to the Buyer; and
(xii) any accounts payable and other current liabilities to the extent (A) payable by any of GM’s China Entities or GM Brazil arising from the receipt of services or the purchase of goods or materials by the Business or other conduct of the Business prior to the Closing and (B) of the amount that, but for this Section 2.3(b)(xii), would have been required to be accrued on a balance sheet of the Business prepared in accordance with the Agreed Accounting Conventions as of the close of business on the day immediately preceding the Closing Date.”
          (e) Section 3.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     “Section 3.2 Closing Payment.
“(a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer shall pay to GM an aggregate amount (such amount, the “Closing Payment”) equal to (i) Five Billion Five Hundred Seventy-Five Million Dollars ($5,575,000,000) less (ii) the Estimated Closing Date Debt less (iii) the China Deferred Purchase Price Amount, in cash by wire transfer of immediately available funds to the account or accounts designated in writing by GM. The sum of the Closing Payment plus the China Deferred Purchase Price Amount plus the aggregate amount of the Assumed Liabilities, as such sum may be adjusted in accordance with Sections 3.2(b), 3.3 and 9.6, is referred to herein as the “Purchase Price”. Upon the occurrence of China Phase 3 and contemporaneously with the transfer of the China Post-Closing Fixed Assets to the Buyer as contemplated by Section 2.1(b), and in no event later than March 31, 2008, the WOFE shall, and the Buyer shall cause the WOFE to, pay an aggregate amount equal to the China Deferred Purchase Price Amount to GM’s China Entities, which payment shall be (x) allocated among such entities based on the Allocation pursuant to Section 3.4 and (y) made in cash by wire transfer of immediately available funds to the accounts designated in writing by GM, as purchase price for the China Post-Closing Fixed Assets.
(b) On each of August 14, 2007, August 21, 2007, August 28, 2007 and September 4, 2007, GM shall pay to the Buyer Fifty Million Dollars ($50,000,000), in cash by wire transfer of immediately available funds to the account or accounts designated in writing by the Buyer. Any payment pursuant to this Section 3.2(b) will be treated by the Parties as an adjustment to the Purchase Price.”
          (f) The first sentence of Section 3.3(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Within 35 days after the Closing Date, GM shall deliver to the Buyer a preliminary statement (the “Preliminary Statement”) of (i) the Closing Date Debt and (ii) the sum, without duplication, of (A) the aggregate amount of payments actually made by GM to the Buyer pursuant to Section 3.2(b) and (B) the Net Working Capital of the Business, determined as of the close of business on the day immediately preceding the Closing Date and in accordance with the Agreed Accounting Conventions and exclusive of the Apportioned Obligations (such sum, the “Closing Date Net Working Capital”).”
          (g) The first sentence of Section 3.3(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“The Buyer shall have 35 days to review the Preliminary Statement from the date of its receipt thereof (the “Review Period”).”
          (h) Clause (y) of the last paragraph of Section 6.3 of the Purchase Agreement is hereby deleted.

          (i) Section 7.2(g) of the Purchase Agreement is hereby amended to add the following as the new last sentence thereof:
“Notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) the Sellers shall use their reasonable best efforts to obtain the consent of Shanghai Industrial Wai Lian Fa International Logistics Co., Ltd. to either (A) the assignment (the “Shanghai Lease Assignment”) of the Plant, Warehouse Lease Contract (Contract No. 2920), with supplementary agreement, dated January 1, 2006, with General Motors Warehouse Trade (Shanghai) Company Limited to the WOFE or (B) the execution of a new lease (the “Shanghai New Lease”) with the WOFE that replaces such Plant, Warehouse Lease Contract and (ii) the Buyer shall (A) execute the Shanghai Lease Assignment or the Shanghai New Lease, as applicable, in substantially the form requested by Shanghai Industrial Wai Lian Fa International Logistics Co., Ltd. and (B) reasonably cooperate with the Sellers to consummate the transactions contemplated by the Shanghai Lease Assignment or the Shanghai New Lease, as applicable.”
          (j) Section 7.6(f) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(f) Notwithstanding anything else contained herein, GM and the Buyer each shall be responsible for one-half of all amounts that are required to be paid in respect of any transfer, sales, use, recording, value-added or similar Taxes (including any registration and/or stamp Taxes, levies and duties and any interest related to the late payment of any such Transfer Taxes) (“Transfer Taxes”) that may be imposed by reason of the sale, assignment, transfer and delivery of the Purchased Assets. The party legally responsible for filing any Transfer Tax Returns and paying any Transfer Taxes shall file such Transfer Tax Returns (including any amended Transfer Tax Returns (e.g., to reflect a revision in the value of any property transferred)) and pay such Transfer Taxes to the relevant Governmental Entity. The other party shall pay its one-half portion of the Transfer Taxes to the paying party no later than the due date for the payment of such Transfer Taxes to the Governmental Entity (whether in connection with an initial Transfer Tax Return or any amended Transfer Tax Return). If any Transfer Tax is legally refundable, then the party eligible to claim the refund shall use commercially reasonable efforts to obtain such refund. In the event any such refund is obtained, the party receiving the refund shall promptly reimburse, within ten (10) days of receipt thereof, the other party for one-half of the refund amount received, minus one-half of any expense of obtaining the refund. In the event of the imposition of any penalties or interest with respect to Transfer Taxes due, the party responsible for causing the incurrence of such expense shall be responsible for the payment thereof.”
          (k) Section 7.7(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Subject to Section 7.7(n), the Buyer agrees that the Allison Indy Transmission Facilities shall be subject to the following deed restrictions on use:

     (i) the Buyer shall prohibit all uses of the Allison Indy Transmission Facilities that are not compatible with the land use restrictions placed on the property in accordance with the Corrective Action with the consent of the Buyer (not to be unreasonably withheld, conditioned or delayed), otherwise subject to this Section 7.7;
     (ii) the Buyer shall manage, at its own cost, all soils, media and/or debris that are excavated or disturbed on the Allison Indy Transmission Facilities by the Buyer in accordance with all applicable state and federal Environmental Laws;
     (iii) the Buyer shall prohibit any use or construction of wells or other devices to extract groundwater for any domestic potable uses. For purposes of this Section 7.7(b)(iii), the term “domestic potable uses” shall include water use related to drinking, showering, cooking or cleaning.
     (iv) dewatering wells or other devices for maintenance or construction purposes are permitted, provided the dewatering, including management and disposal of the groundwater, is conducted in accordance with all applicable local, state, and federal Environmental Laws and does not result in a material violation of Environmental Laws (it being understood that the Buyer will use commercially reasonable efforts to perform construction and maintenance projects without constructing wells or other devices to extract groundwater and, to the extent construction of wells and similar devices is necessary in connection with any such construction or maintenance activity (notwithstanding the Buyer’s exercise of such efforts), the Buyer will cooperate with GM to complete the construction of such wells and similar devices in a manner consistent with the Corrective Action);
     (v) the Buyer shall use commercially reasonable efforts not to unreasonably interfere with the operation of any technology, treatment or other activities engaged in by GM or its Affiliates in accordance with their obligations under the Corrective Action;
     (vi) if the Buyer contemplates actions which will materially interfere with the operation of any technology, treatment or other activities engaged in by GM or its Affiliates in accordance with their obligations under the Corrective Action, the Buyer shall provide prior notice to GM of its intent to take such action; and
     (vii) if the Buyer intends to transfer any interest in the Allison Indy Transmission Facilities, the Buyer shall provide notice thereof to the U.S. EPA Region 5 and the Indiana Department of Environmental Management (“IDEM”) at least twenty-one (21) days prior to consummating any such transfer. The Buyer shall not transfer any interest in the Allison Indy Transmission Facilities unless the transferee agrees in writing to comply with the terms and conditions of this Section 7.7 that are applicable to the Buyer and GM is provided the right thereunder to enforce such written agreement against such transferee.”

          (l) Section 7.7 of the Purchase Agreement is hereby amended to add the following as Section 7.7(n):
“(n) Notwithstanding any provision to the contrary in this Agreement, the Buyer shall be permitted to use, and have the use of, groundwater at the Allison Indy Transmission Facilities in a manner consistent with current uses of groundwater, and at volumes sufficient to meet the Buyer’s water supply requirements for operations and other current uses of such groundwater, and no land use restrictions shall prohibit such use. GM and the Buyer will cooperate to develop a plan to minimize reliance on groundwater for operational purposes. If GM and the Buyer mutually agree to implement any such plan, GM will pay the cost of installation of necessary infrastructure, as well as any necessary service, design and permitting fees associated with the installation and implementation of such new water supply system (including any necessary infrastructure). After substantially complete implementation of such new water supply system, the Buyer will pay water utility bills and ongoing operation and maintenance of any such system. The Corrective Action shall not conflict or interfere with the Buyer’s use of groundwater at the Allison Indy Transmission Facilities as set forth in this Section 7.7(n).
          (m) Section 7.11(a) of the Purchase Agreement is hereby amended to add the following as the new penultimate sentence thereof:
“Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Sellers shall use their best efforts after the Closing Date to obtain a novation of Lease Agreement W56HZV-07-L-0002 re Government Property, dated May 1, 2007, by and between GM and the United States Government — Department of the Army recognizing the Buyer as the successor-in-interest to GM in respect of such agreement.”
          (n) Section 7.18(b) of the Purchase Agreement is hereby amended to add the following as the new last sentence thereof:
“From and after the date when the aggregate DPIM Coverage Costs incurred by the Buyer during the Coverage Period exceed $12,000,000, and no more frequently than once per calendar year thereafter, the Buyer shall provide GM and its representatives reasonable access during regular business hours to its relevant personnel and its books and records as GM reasonably requests to the extent relating to such DPIM Coverage Costs or otherwise necessary for GM to audit the DPIM Coverage Costs that correspond with the Covered Claims set forth on the Claim Header Summary Reports for which GM has reimbursed the Buyer.”
          (o) Article VII of the Purchase Agreement is hereby amended to add a new Section 7.19 to read as follows:
“Section 7.19 Foreign Workaround Activities. The Buyer shall use its reasonable best efforts to, as soon as practicable after the Closing, but in no event later than March 31, 2008, effectuate and cause to occur each of Brazil Phase 3 and China Phase 3, in each case, at the Buyer’s sole cost and expense. The Buyer and GM shall cause their respective Subsidiaries to enter into a contract agreement on GMODC leasing of premises in substantially the form attached hereto as Exhibit K (the “Sublease Agreement”) as soon as reasonably practicable following the receipt of Jurong Town Corporation’s written consent to such Sublease Agreement.”
          (p) Section 8.2(d)(xviii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(xviii) duly executed counterparts of such instruments of sale, transfer, assignment and assumption as are necessary to convey to the Buyer or its permitted assignees certain Purchased Assets held in, held by the Sellers organized in, or otherwise related to the operations of the Business in, jurisdictions outside of the United States (the “Foreign Jurisdiction Transfer Documents”), in a form reasonably satisfactory to the Buyer (provided that in no event shall any Foreign Jurisdiction Transfer Documents expand or limit any rights or obligations of the Buyer, the Sellers or their respective Affiliates hereunder and provided further that, notwithstanding the foregoing, the Foreign Jurisdiction Transfer Documents for (x) the China Post-Closing Fixed Assets shall be delivered upon the occurrence of China Phase 3 and (y) the Brazil Assets shall be delivered upon the occurrence of Brazil Phase 3);”
          (q) Section 8.2(d)(xiv) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(xiv) [Intentionally Omitted.]”
          (r) Section 8.2(d)(xix) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(xix) stock certificates (or the local legal equivalent) evidencing the Transferred Stock (other than the India Stock, which shall be transferred to the Buyer as soon as practicable following the Closing), duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, including any required stamps affixed thereto; and”
          (s) Section 8.3(d)(xiv) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(xiv) [Intentionally Omitted.]”
          (t) Section 8.3(d) of the Purchase Agreement is hereby amended to add a new clause (xviii) to read as follows:
“(xviii) duly executed counterparts of the Foreign Jurisdiction Transfer Documents; provided that, notwithstanding the foregoing, the Foreign Jurisdiction Transfer Documents for (x) the China Post-Closing Fixed Assets shall be delivered upon the occurrence of China Phase 3 and (y) the Brazil Assets shall be delivered upon the occurrence of Brazil Phase 3; and”
          (u) Schedule 1.1C of the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1.1C attached hereto.
          (v) Schedule 1.1D of the Purchase Agreement is hereby amended to delete Items 10 and 11 thereon.
          (w) The second parenthetical in the first sentence of Schedule 1.1E of the Purchase Agreement (i.e., the parenthetical following the term “Other Current Assets”) is hereby amended and restated in its entirety to read as follows:
“) (other than any cash and cash equivalents of the Transferred Subsidiaries that are not expressly included in clauses (i) and (ii) of the definition of “Other Current Assets)”
          (x) Schedule 1.1E of the Purchase Agreement is hereby amended so that the definitions of the terms “Available Foreign Cash” and “Other Current Assets” read as follows:
““Available Foreign Cash” means, without duplication, (i) cash and cash equivalents of the Transferred Subsidiaries that may be distributed to the Buyer on the Closing Date without violation of law or the imposition of Tax or any adverse Tax consequence on the Buyer or any Transferred Subsidiary (other than any Tax paid or reimbursed by GM prior to the expiration of the Review Period, which the Parties shall treat as an adjustment to the Purchase Price), and (ii) up to $2,000,000 of cash or cash equivalents held by the Transferred Subsidiaries (whether held as security, in the form of deposits, or otherwise) in the aggregate that does not comply with the requirements of clause (i) of this definition.”
“Other Current Assets” means, without duplication, (i) Available Foreign Cash, (ii) all cash and cash equivalents (A) of the Transferred Subsidiaries or (B) that are otherwise transferred to the Buyer as Purchased Assets at Closing, in each case that do not constitute Available Foreign Cash and that (x) serve as security or other similar deposits in respect of obligations that do not constitute Indebtedness and that are primarily related to the Business or (y) secure obligations under Guarantees that do not constitute Indebtedness and that are primarily related to the Business, in each case only to the extent described in a certificate delivered by an authorized representative of GM to the Buyer at least two (2) calendar days prior to the Closing, and (iii) all other current assets (other than cash and cash equivalents of the Transferred Subsidiaries, including any such Available Foreign Cash) included in the Working Capital Items (determined in accordance with the Agreed Accounting Conventions), subject to the Other Current Assets Adjustments set forth below, including the amounts in each of the following eTBR accounts:

NA:	2690
Europe:	2690, 2990
AGMA:	2601

Brazil:	2600
Non-U.S.:	1051, 1070, 1090, 1271
     Other Current Assets Adjustments:
          • Audit adjustments - Audit adjustments booked by Allison as part of normal year-end close process to be included.”
          (y) Schedule 2.2(a)(iii) of the Purchase Agreement is hereby amended to add the following as new Items 17 and 18:
“17. Leases for sales offices located at (i) Taeseok Bldg., #275-7 Yangjae-dong, Seocho-gu, Seoul, South Korea, and (ii) 1054 Kalman Imre u. 1, Budapest, Hungary.”
18. GME Intra Company Services Agreement, dated July 1, 2006, by and between GM Powertrain Europe S.r.l and Allison Transmission Europe B.V.”
          (z) Schedule 2.2(a)(vii) of the Purchase Agreement is hereby amended to add the following new bullets point under Item 2:
▪	Taeseok Bldg., #275-7 Yangjae-dong, Seocho-gu, Seoul, South Korea

▪	1054 Kalman Imre u. 1, Budapest, Hungary”
          (aa) Schedule 2.2(a)(xiii) of the Purchase Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.2(a)(xiii) attached hereto.
          (bb) Schedule 2.2(b)(xxi) of the Purchase Agreement is hereby amended to (i) replace the reference to “Section 3.7” in Item 17 with a reference to “Section 3.6” and (ii) delete in its entirety Item 4.
          (cc) Schedule 2.2(b)(xxi) of the Purchase Agreement is hereby amended to add the following as a new Item 18:
“18. The following Business assets (the book value of which does not exceed three hundred thousand dollars ($300,000) as of the Closing):

Asset ID	Description
IJE602178000	Gear Shaper
IJE602179000	Gear Shaper
IJE602589000	Gear Shaper
IJE602591000	Gear Shaper
IJE602587000	Gear Shaper”
          (dd) Schedule 6.2(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 6.2(b) attached hereto

          (ee) Schedule 6.3 of the Purchase Agreement is hereby amended to add the following as a new Item 7:
“7. GM and its Affiliates may take those actions contemplated on Schedule A of the Transition Services Agreement.”
          (ff) Schedule 6.9 of the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 6.9 attached hereto.
          (gg) Schedule 8.2(e) of the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 8.2(e) attached hereto.
     Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Purchase Agreement shall thereupon be deemed to be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments and/or restatements made hereby were originally set forth in the Purchase Agreement, and this Amendment and the Purchase Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments and/or restatements shall not operate so as to render invalid or improper any action heretofore taken under the Purchase Agreement.
     Section 3. General Provisions.
          (a) Miscellaneous. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Amendment may be executed by facsimile signature. The terms of Article XI of the Purchase Agreement shall apply to this Amendment, as applicable.
          (b) Purchase Agreement in Effect. Except as specifically provided for in this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.

GENERAL MOTORS CORPORATION

By:

Name: Walter G. Borst
Title: Treasurer

CLUTCH OPERATING COMPANY, INC.

By:

Name: Brian A. Bernasek
Title: President
Signature Page to First Amendment to Asset Purchase Agreement

Schedule 1.1C
TRANSFERRED SUBSIDIARIES
The Transferred Subsidiaries consist of Allison Transmission Europe B.V., Aisin GM Allison Co., Ltd. and Allison Transmission India Private Limited.
At signing
1.	Allison Transmission Europe B.V. has 3,500,000 Dutch Guilders, divided into 3,500 shares with par value of 1,000 Dutch Guilders per share authorized. 739 shares are issued and outstanding and all of the shares are owned by General Motors Nederland B.V.

2.	Aisin GM Allison Co., Ltd. has 36,000 shares with 10,000 yen par value per share authorized. 10,000 shares are issued and outstanding and 5,400 of the shares are owned by GM and 3,600 of the shares are owned by Aisin Seiki Co., Ltd.

3.	Allison Transmission India Private Limited has 2,00,00,000 (Rupees Two Crores only) divided into 20,00,000 (Rupees Ten only) shares authorized of which, 9,900 shares are committed to be purchased by Chittranjan Dua (an agent of GM) and 100 shares are committed to be purchased by Salil Gulati (an agent of GM).
At Closing
1.	Allison Transmission Europe B.V. has 3,500,000 Dutch Guilders, divided into 3,500 shares with par value of 1,000 Dutch Guilders per share authorized. 739 shares are issued and outstanding and all of the shares are owned by General Motors Nederland B.V.

2.	It is contemplated that Aisin GM Allison Co., Ltd. will redeem the 3,600 shares owned by Aisin Seiki Co., Ltd. such that immediately prior to Closing Aisin GM Allison Co., Ltd will have 36,000 shares with 10,000 yen par value per share authorized and that 5,400 of the shares will be issued and outstanding and all of the shares will be owned by GM.
As soon as practicable after Closing
GM shall cause Chittranjan Dua and Salil Gulati to have stamped for transfer the shares of Allison Transmission India Private Limited that each of them has purchased and then at the first board meeting cause the shares to be transferred to Allison Transmission Holdings Cooperatie U.A. and Allison Transmission Europe B.V. such that Allison Transmission Holdings Cooperatie U.A. and Allison Transmission Europe B.V. will be the sole owners of the entity.

Schedule 2.2(a)(xiii)
CERTAIN PURCHASED ASSETS

Supplier	P/N	Part Name
			(1) Set of casting tools (Mold # 3 { Cav’s 9 — 12 }
Linex Mfg Guelp, ON	29542797	Pump Body Assy	(1) Set of (OP 10)(OD) Chuck Jaws (# 31-0009), (1) Set (OP 20)(ID) Chuck Jaws (# 31-0010), (2) (OP50) M/C Fixs (# 27-124 & 27-125), (1) Set of Swipe Gages (ATD 27-33) -— ASSY -— (1) Checking Fixture (ATD 27-126)

Walker Die Cast Lewisburg, TN	29536808	Main Case	(3) 1-Cavity Diecast Die, Cavities # 6 (WDC # 2240),11 (WDC # 2294), 12 (WDC # 2316), (note #12 is replacing #6)
			(2) Trim Machine — S/N 2465-1-1, (WDC # 7427) and S/N 3479-1-1, (WDC # 7430).
			(2) Leak Tester Machine — S/N 97005-4-4, (WDC # 68) and S/N 1503-1-1, (WDC # 56)

Metaldyne Twainsburg, OH	29542971	Shift Valve Body	(2) Diecast Dies (#-719-8, 719-9), (1) Trim Dies (719-9)

Metaldyne Twainsburg, OH	29543340	Main Valve Body	(2) 1-Cavity Diecast Die (#-720-7 & 720-8), (1) Trim Dies (720-8)

			29536710 — (2) 1-Cavity Diecast Dies (#-71 & 72), (1) Trim Die (#-1615)
			29536810 — (2) 1-Cavity Diecast Dies (#-81 & 82), (1) Trim Die (#-1685)
			29538610 — (2) 1-Cavity Diecast Dies (#-61 & 62), (1) Trim Die (#-1616)
	29536710		(2) Rough Trim Dies (#-9425 & 11010)
Ryobi Die Cast	29536810	Converter Housing	(1) Leak Tester Machines (#-15473)
Shelbyville, IN.	29538610	Indy Only	(20) Machining Fixtures (#-1, 2, 3, 5, 6, 7, 8, 16, 18, 19, 20, 23A, 23B, 28, 29, 30, 31, 32, 33, 34)
			(6) Attribute Gages (#-7938, 9785, 9791, 7934, 9783, 9789)
			(1) CMM (Cast) Fixture (#-AL093), (3) CMM (Machined) Fixtures (# AL094, AL095, AL096)

Supplier	P/N	Part Name
29537009 — (2) 1-Cavity Diecast Dies (DCD-1, 2 & ? {WDC}) (2) Trim Dies (TD-1, -2 & ? {WDC}) 29543186 — (2) Sets Sandcast Tools (SCM-1, -2)
Trace Die Cast Bowling Green, KY.	29537009	Rear Covers	(1) (OP10) Machining Fixtures (10-4), (1) (OP20) Machining Fixtures (20-4), (1) (OP30) Machining Fixtures (30-4),
	29542830	Indy Only	(1) Leak Test Fixtures ( LT-4) The fixtures are common to both parts.

Blue Ridge Pressure			(2) 2-cavity Diecast Dies (#-2035-5 & 2035-6), (2) 2-station Trim Die (2035-13 & 2035-14),
CastingLehighton, PA	29542811	C1 Piston Hsg	(1) (Machining Cell #-2) Tooling — which includes { (40) Parts Pallets, (1 Set) Chuck Jaws }
(1) Specific Parts Washer (GM-AT Asset # 250868)

(2) 2-cavity Diecast Dies (# 2036-3 & 2036-4), (2) 2-station Trim Die (2036-11 & 2036-12),
(1) (Machining Cell #4) Tooling — which includes { Robot Grippers (2036-41), Load & Unload Part Conveyors (2036-42) and (1 Set) Chuck Jaws (2036-43) }
	29543239	C1 Piston	(1) Vision System (#-2036-52)
(1) Drill Machine (#-2036-62)
(1) Specific Parts Washer (#-2036-72)

(1) 2-cavity Diecast Dies (# 2034-4, (1) 2-station Trim Die (2034-12)
(1) (Machining Cell #-6) Tooling — which includes (32) Parts Pallets, (1 Set) Chuck Jaws
	29542807	C2 Piston	(1) Drill Machine (GM-AT Asset # 250870)
(1) Leak Tester (GM Asset # 100031878)
(1) Specific Parts Washer (GM-AT Asset # 250872)

(2) 2-cavity Diecast Dies (#-1986-3 & 1986-4), (1) 2-station Trim Dies (1986-11 & 1986-12)
		C5 Piston — Std	(1) (Machining Cell #-7) Tooling — which includes { (32) Parts Pallets, (1 Set) Chuck Jaws }
	29536210	Indy Only	(1) Drill Machine (#1986-41)
(1) Specific Parts Washer (#-1986-61)

Tenic Automotive (old Motorola) Elma, NY	29545321 and Various	TCM Transmission Control Module	All of the TCM tooling shall be Purchased Assets except for the following: (8) Robotic/Manual Calibration Fixtures (#-GM-01, GM-02, GM-03, GM-04, GM-05, GM-06, GM-07, GM-08), which shall remain Excluded Assets.

Schedule 6.2(b)
REQUIRED ANTITRUST FILINGS
1.	Canada

2.	China

3.	South Africa

4.	Brazil

Schedule 6.9
INTERCOMPANY AGREEMENTS
GME Intra Company Services Agreement, dated July 1, 2006, by and between GM Powertrain Europe S.r.l and Allison Transmission Europe B.V.

Schedule 8.2(e)
CONSENTS REQUIRED FOR CLOSING
Subcontract for Contract EFT 000001, dated October 25, 2004, by and between General Dynamics (“GDAMS”) and GM.
Subcontract EAV 000004, dated March 24, 2001, by and among GDAMS Land Systems Inc., GDAMS Amphibious Systems and GM.
Agreement, dated May 4, 1999, by and among GM, Castrol Limited and BP Lubricants USA Inc. (f/k/a Castrol Industrial North America, Inc.).
Model X200 Military Dealer Agreement, dated May 31, 2007, by and between Perkins Engine Company Limited, represented by Caterpillar Defense Products, and GM.
Model X300 Commercial Agreement for X300 Transmission Manufacturing, dated June 16, 2006, by and between GM and Perkins Engines Company Limited, represented by Caterpillar Defense Products.